Exhibit 99.1

Media Contacts:	Karissa Peer	Investor Contacts:	Jennifer Halchak
	(614) 314-8094 Kate Vossen (732) 675-8448		(201) 275-2711 Renee McKnight (551) 204-6129

Organon Reports Results for the First Quarter Ended March 31, 2025

Company affirms full year 2025 financial guidance, resets dividend payout to strengthen capital structure

•	Guidance ranges for full year 2025 revenue and Adjusted EBITDA margin are affirmed; company expects to generate over $900 million of free cash flow before one-time costs in 2025

•	Vtama on track to achieve $150 million revenue target for full year 2025; double-digit growth in Nexplanon in the first quarter

•	Company resets capital allocation priorities to accelerate progress towards deleveraging; new annual regular dividend rate of $0.08 per share

•	First quarter 2025 revenue of $1.513 billion, down 7% as-reported and down 4% at constant currency, consistent with company’s expectations

•	First quarter 2025 diluted earnings per share of $0.33 and non-GAAP Adjusted diluted earnings per share of $1.02

•	First quarter 2025 net income of $87 million and Adjusted EBITDA (non-GAAP) of $484 million, representing an Adjusted EBITDA margin of 32.0%

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Jersey City, N.J., May 1, 2025 – Organon (NYSE: OGN) today announced its results for the first quarter ended March 31, 2025.

“We have reset our capital allocation priorities to accelerate progress towards deleveraging, enabling a path to achieve a net leverage ratio of below 4.0x by year-end. Over the last year, we have established a leaner, more fit-for-purpose cost structure while increasing revenue contribution from our core growth drivers. By deleveraging more rapidly, we will continue to strengthen the future prospects of the company. Over time, this will position us to execute more of the compelling business development we’ve done to date, bringing in additional growth drivers to our portfolio, while maintaining lower leverage,” said Kevin Ali, Organon’s CEO. “With key growth drivers, Nexplanon and Vtama, on track to achieve their revenue objectives for the year, we are affirming our full year revenue and Adjusted EBITDA margin guidance, as well as our target of generating over $900 million of free cash flow before one-time costs.”

First Quarter 2025 Revenue

in $ millions	Q1 2025	Q1 2024	VPY	VPY ex-FX
Women’s Health	$463	$422	10%	12%
Biosimilars	141	170	(17)%	(15)%
Established Brands	887	1,001	(11)%	(8)%
Other (1)	22	29	(23)%	(19)%
Revenue	$1,513	$1,622	(7)%	(4)%

Totals may not foot due to rounding and percentages are computed using unrounded amounts.

(1) Other includes manufacturing sales to third parties.

For the first quarter of 2025, total revenue was $1.513 billion, down 7% on an as-reported basis and down 4% year-over-year excluding the impact of foreign currency (ex-FX).

Women’s Health revenue increased 10% as-reported and 12% ex-FX in the first quarter of 2025, compared with the first quarter of 2024. Nexplanon® (etonogestrel implant) growth of 14% ex-FX , as well as a favorable year-over-year comparison in Follistim AQ® (follitropin beta injection) related to the exit of a spin-related interim operating model agreement in the United States, together more than offset a 41% ex-FX decline in NuvaRing® (etonogestrel / ethinyl estradiol vaginal ring) attributable to ongoing generic competition.

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Biosimilars revenue declined 17% as-reported and 15% ex-FX in the first quarter of 2025, compared with the first quarter of 2024, primarily due to the return to normalized levels of the contracted volume of Ontruzant® (trastuzumab-dttb) in Brazil, a 17% ex-FX decline in Renflexis® (infliximab-abda) attributable to competitive pricing pressure in the U.S. associated with the maturity of the product, and the timing of international tenders for Brenzys™ (etanercept). Performance was partially offset by sales of Hadlima® (adalimumab-bwwd) that have continued to ramp up since its July 2023 launch in the U.S.

Established Brands revenue declined 11% as-reported and 8% ex-FX in the first quarter of 2025. Revenue contribution of Emgality®(1) (galcanezumab-gnlm) and Vtama®(2) (tapinarof), partially offset the impact of the loss of exclusivity (“LOE”) of Atozet™ (ezetimibe and atorvastatin) in key markets in Europe and lower sales of Singulair, particularly in China and Japan.

(1) Organon acquired certain European licensing and distribution rights to Emgality and Rayvow from Eli Lilly beginning in early 2024. Emgality and Rayvow are registered trademarks of Eli Lilly in the European Union and other countries (used under license).

(2) Vtama was acquired as part of Organon's acquisition of Dermavant Sciences Ltd. (“Dermavant”) which closed on October 28, 2024.

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First Quarter 2025 Profitability

in $ millions, except per share amounts	Q1 2025	Q1 2024	VPY
Revenues	$1,513	$1,622	(7)%
Cost of sales	672	665	1%
Gross profit	841	957	(12)%
Non-GAAP Adjusted gross profit (1)	934	1,007	(7)%
Net income	87	201	(57)%
Non-GAAP Adjusted net income (1)	265	315	(16)%
Diluted Earnings per Share (EPS)	0.33	0.78	(58)%
Non-GAAP Adjusted diluted EPS (1)	1.02	1.22	(16)%
Acquired in-process research & development (IPR&D) and milestones	6	15	—%
Adjusted EBITDA (Non-GAAP) (1, 2)	484	538	(10)%

	Q1 2025	Q1 2024
Gross margin	55.6%	59.0%
Non-GAAP Adjusted gross margin (1)	61.7%	62.1%
Adjusted EBITDA margin (Non-GAAP) (1, 2)	32.0%	33.2%

(1)	See Tables 4 and 5 for reconciliations of GAAP to non-GAAP financial measures.

(2)	Adjusted EBITDA and Adjusted EBITDA margin for 2025 and 2024 include $6 million and $15 million, respectively, related to acquired IPR&D and milestones.

Gross margin was 55.6% as-reported and 61.7% on a non-GAAP adjusted basis in the first quarter of 2025, compared with 59.0% as-reported and 62.1% on a non-GAAP adjusted basis in the first quarter of 2024. Lower reported gross margin in the first quarter was due to higher year-over-year amortization expense related to the acquisition of intangibles in the prior year. The year-over-year decline in non-GAAP Adjusted gross margin was primarily due to unfavorable price.

Net income for the first quarter of 2025 was $87 million, or $0.33 per diluted share, compared with $201 million, or $0.78 per diluted share, in the first quarter of 2024. For the first quarter of 2025, non-GAAP Adjusted net income was $265 million, or $1.02 per diluted share, compared with $315 million, or $1.22 per diluted share, in 2024.

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Non-GAAP Adjusted EBITDA margin was 32.0% in the first quarter of 2025 compared with 33.2% in the first quarter of 2024. The lower Adjusted EBITDA margin was primarily driven by the decline in Adjusted gross profit; non-GAAP operating expenses were down 1% year-over-year.

Capital Allocation

Today, Organon’s Board of Directors declared a quarterly dividend of $0.02 for each issued and outstanding share of the company's common stock. This is a revision from the company's prior quarterly dividend rate of $0.28 per share. The dividend is payable on June 12, 2025, to stockholders of record at the close of business on May 12, 2025.

As of March 31, 2025, cash and cash equivalents were $547 million, and debt was $8.96 billion.

Full Year Guidance

Organon does not provide GAAP financial measures on a forward-looking basis because the company cannot predict with reasonable certainty and without unreasonable effort, the ultimate outcome of legal proceedings, unusual gains and losses, the occurrence of matters creating GAAP tax impacts, and acquisition-related expenses. These items are uncertain, depend on various factors, and could be material to Organon’s results computed in accordance with GAAP.

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Full year 2025 financial guidance is presented below on a non-GAAP basis, except revenue.

	Previous Guidance as of February 13, 2025	Current Guidance
Revenue	$6.125B-$6.325B	Unchanged
FX translation headwind	~$200M	Unchanged, but with potential upside at current rates
Adjusted gross margin	60.0%-61.0%	Unchanged
SG&A	Mid 20% range	Unchanged
R&D	Upper single-digit	Unchanged
IPR&D*	-	$6 million
Adjusted EBITDA margin (Non-GAAP)	31.0%-32.0%	Unchanged
Interest	~$510M	Unchanged
Depreciation	~$135M	Unchanged
Effective non-GAAP tax rate	22.5%-24.5%	Unchanged
Fully diluted weighted average shares outstanding	~263M	Unchanged

*The company does not provide guidance for forward-looking IPR&D and milestone expense. The $6 million of IPR&D expense in current guidance reflects IPR&D expense recorded through March 31, 2025.

Webcast Information

Organon will host a conference call at 8:30 a.m. Eastern Time today to discuss its first quarter financial results. To listen to the event and view the presentation slides via webcast, join from the Organon Investor Relations website at https://www.organon.com/investor-relations/events-and-presentations/. A replay of the webcast will be available approximately two hours after the conclusion of the live event on the company’s website. Institutional investors and analysts interested in participating in the call must register in advance by clicking on this link:

https://registrations.events/direct/Q4I585113

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Following registration, participants will receive a confirmation email containing details on how to join the conference call, including dial-in information and a unique passcode and registrant ID. Pre-registration will allow participants to bypass an operator and be placed directly into the call.

About Organon

Organon is an independent global healthcare company with a primary mission to help improve the health of women throughout their lives. Organon’s diverse portfolio offers over 70 medicines and products in women’s health, biosimilars, and a large franchise of established medicines across a range of therapeutic areas. In addition to Organon’s current products, the company invests in innovative solutions and research to drive future growth opportunities in women’s health and biosimilars. In addition, Organon is pursuing opportunities to collaborate with biopharmaceutical partners and innovators looking to commercialize their products by leveraging its scale and agile presence in fast growing international markets.

Organon has geographic scope with significant reach, world-class commercial capabilities, and approximately 10,000 employees with headquarters located in Jersey City, New Jersey.

For more information, visit http://www.organon.com and connect with us on LinkedIn, Instagram, X (formerly known as Twitter) and Facebook.

Cautionary Note Regarding Non-GAAP Financial Measures

This press release contains “non-GAAP financial measures,” which are financial measures that either exclude or include amounts that are correspondingly not excluded or included in the most directly comparable measures calculated and presented in accordance with U.S. generally accepted accounting principles (“GAAP”). Specifically, the company makes use of the non-GAAP financial measures Adjusted EBITDA, Adjusted EBITDA margin, Adjusted gross margin, Adjusted gross profit, Adjusted net income, and Adjusted diluted EPS, which are not recognized terms under GAAP and are presented only as a supplement to the company’s GAAP financial statements. This press release also provides certain measures that exclude the impact of foreign exchange. We calculate foreign exchange by converting our current-period local currency financial results using the prior period average currency rates and comparing these adjusted amounts to our current-period results. The company believes that these non-GAAP financial measures help to enhance an understanding of the company’s financial performance. However, the presentation of these measures has limitations as an analytical tool and should not be considered in isolation, or as a substitute for the company’s results as reported under GAAP. Because not all companies use identical calculations, the presentations of these non-GAAP measures may not be comparable to other similarly titled measures of other companies. Please refer to Table 4 and Table 5 of this press release for additional information, including relevant definitions and reconciliations of non-GAAP financial measures contained herein to the most directly comparable GAAP measures.

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In addition, the company’s full-year 2025 guidance measures (other than revenue) are provided on a non-GAAP basis because the company is unable to reasonably predict certain items contained in the GAAP measures. Such items include, but are not limited to, acquisition-related expenses, restructuring and related expenses, stock-based compensation, the ultimate outcome of legal proceedings, unusual gains and losses, the occurrence of matters creating GAAP tax impacts and other items not reflective of the company's ongoing operations.

The company’s management uses the non-GAAP financial measures described above to evaluate the company’s performance and to guide operational and financial decision making. Further, the company’s management believes that these non-GAAP financial measures, which exclude certain items, help to enhance its ability to meaningfully communicate its underlying business performance, financial condition and results of operations.

Cautionary Note Regarding Forward-Looking Statements

Except for historical information, this press release includes “forward-looking statements” within the meaning of the safe harbor provisions of the U.S. Private Securities Litigation Reform Act of 1995, including, but not limited to, statements about management’s expectations about Organon’s future financial performance and prospects, including expectations regarding regulatory approvals (including the timing and outcome thereof) and product launch dates, potential benefits of Organon’s non-U.S. manufacturing locations, full-year 2025 guidance estimates and predictions regarding other financial information and metrics, expectations regarding Organon’s collaborations with third parties, and franchise and product performance and strategy expectations for future periods. Forward-looking statements may be identified by words such as “guidance,” potential,” “should,” “continue,” “will,” “continue,” “expects,” “intends,” “plans,” “believes,” “future,” “estimates,” “opportunity,” “path,” or words of similar meaning. These statements are based upon the current beliefs and expectations of the company’s management and are subject to significant risks and uncertainties. If underlying assumptions prove inaccurate, or risks or uncertainties materialize, actual results may differ materially from those set forth in the forward-looking statements.

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Risks and uncertainties include, but are not limited to, expanded brand and class competition in the markets in which Organon operates; trade protection measures and import or export licensing requirements, including the direct and indirect impacts of tariffs (including any potential pharmaceutical sector tariffs), trade sanctions or similar restrictions by the United States or other governments; changes in U.S. and foreign federal, state and local governmental funding allocations including the timing and amounts allocated to Organon’s customers and business partners; economic factors over which Organon has no control, including changes in inflation, interest rates, recessionary pressures, and foreign currency exchange rates; market volatility, downgrades to the U.S. government’s sovereign credit rating or its perceived creditworthiness, changing political or geopolitical conditions, market contraction, boycotts, and sanctions, as well as Organon’s ability to successfully manage uncertainties related to the foregoing; difficulties with performance of third parties Organon relies on for its business growth; the failure of any supplier to provide substances, materials, or services as agreed; the increased cost of supply, manufacturing, packaging, and operations; difficulties developing and sustaining relationships with commercial counterparties; competition from generic products as Organon’s products lose patent protection; any failure by Organon to retain market exclusivity for Nexplanon or to obtain an additional period of exclusivity in the United States for Nexplanon subsequent to the expiration of the rod patents in 2027; the continued impact of the September 2024 LOE for Atozet; restructurings or other disruptions at the U.S. Food and Drug Administration (“FDA”), the U.S. Securities and Exchange Commission (“SEC”) and other U.S. and comparable government agencies; difficulties and uncertainties inherent in the implementation of Organon’s acquisition strategy or failure to recognize the benefits of such acquisitions; pricing pressures globally, including rules and practices of managed care groups, judicial decisions and governmental laws and regulations related to Medicare, Medicaid and health care reform, pharmaceutical reimbursement and pricing in general; the impact of higher selling and promotional costs; changes in government laws and regulations in the United States and other jurisdictions, including laws and regulations governing the research, development, approval, clearance, manufacturing, supply, distribution, and/or marketing of our products and related intellectual property, environmental regulations, and the enforcement thereof affecting Organon’s business; efficacy, safety or other quality concerns with respect to our marketed products, whether or not scientifically justified, leading to product recalls, withdrawals or declining sales; delays or failures to demonstrate adequate efficacy and safety of Organon’s product candidates in pre-clinical and clinical trials, which may prevent or delay the development, approval, clearance, or commercialization of Organon’s product candidates; future actions of third parties, including significant changes in customer relationships or changes in the behavior and spending patterns of purchasers of health care products and services, including delaying medical procedures, rationing prescription medications, reducing the frequency of physician visits and forgoing health care insurance coverage; legal factors, including product liability claims, antitrust litigation and governmental investigations, including tax disputes, environmental claims and patent disputes with branded and generic competitors, any of which could preclude commercialization of products or negatively affect the profitability of existing products; lost market opportunity resulting from delays and uncertainties in clinical trials and the approval or clearance process of the FDA and other regulatory authorities; the failure by Organon or its third party collaborators and/or their suppliers to fulfill our or their regulatory or quality obligations, which could lead to a delay in regulatory approval or commercial marketing of Organon’s products; cyberattacks on, or other failures, accidents, or security breaches of, Organon’s or third-party providers’ information technology systems, which could disrupt Organon’s operations and those of third parties upon which it relies; increased focus on privacy issues in countries around the world, including the United States, the European Union, and China, and a more difficult legislative and regulatory landscape for privacy and data protection that continues to evolve with the potential to directly affect Organon’s business, including recently enacted laws in a majority of states in the United States requiring security breach notification; changes in tax laws including changes related to the taxation of foreign earnings; the impact of any future pandemic, epidemic, or similar public health threat on Organon’s business, operations and financial performance; loss of key employees or inability to identify and recruit new employees; changes in accounting pronouncements promulgated by standard-setting or regulatory bodies, including the Financial Accounting Standards Board and the SEC, that are adverse to Organon; and volatility of commodity prices, fuel, shipping rates that impact the costs and/or ability to supply Organon’s products.

The company undertakes no obligation to publicly update any forward-looking statement, whether as a result of new information, future events or otherwise. Additional factors that could cause results to differ materially from those described in the forward-looking statements can be found in the company’s filings with the SEC, including the company’s most recent Annual Report on Form 10-K and subsequent SEC filings, available at the SEC’s Internet site (www.sec.gov).

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TABLE 1

Organon & Co.

Condensed Consolidated Statement of Income

(Unaudited, $ in millions except shares in thousands and per share amounts)

	Three Months Ended March 31,
	2025	2024
Revenues	$1,513	$1,622
Cost of sales	672	665
Gross Profit	841	957

Selling, general and administrative	420	431
Research and development	96	112
Acquired in-process research and development and milestones	6	15
Restructuring costs	86	23
Interest expense	124	131
Exchange (gains) losses	(4)	6
Other expense, net	12	3
Income before income taxes	101	236
Income tax expense	14	35
Net income	$87	$201

Earnings per share:
Basic	$0.34	$0.78
Diluted	$0.33	$0.78

Weighted average shares outstanding:
Basic	257,862	255,695
Diluted	261,001	258,362

TABLE 2

Organon & Co.

Sales by top products

(Unaudited, $ in millions)

	Three Months Ended March 31,
	2025			2024
($ in millions)	U.S.	Int’l	Total	U.S.	Int’l	Total
Women’s Health
Nexplanon/Implanon NXT	$176	$72	$248	$153	$67	$220
Follistim AQ	35	34	69	11	35	46
NuvaRing	6	16	22	16	22	38
Ganirelix Acetate Injection	5	23	27	6	23	29
Marvelon/Mercilon	—	39	39	—	33	33
Jada	15	—	15	13	—	13
Other Women’s Health (1)	15	27	43	15	28	43
Biosimilars
Renflexis	44	12	57	55	14	69
Hadlima	33	14	47	22	8	30
Ontruzant	4	14	18	8	31	39
Brenzys	—	14	14	—	24	24
Aybintio	—	5	5	—	8	8
Established Brands
Cardiovascular
Atozet	—	77	77	—	132	132
Zetia	1	84	85	2	82	84
Cozaar/Hyzaar	2	53	55	3	65	67
Vytorin	1	22	23	1	27	28
Rosuzet	—	4	4	—	16	16
Other Cardiovascular (1)	—	30	30	—	37	38
Respiratory
Singulair	2	72	74	2	95	98
Nasonex	—	71	72	—	77	77
Dulera	34	10	43	43	13	56
Clarinex	—	34	34	1	36	37
Other Respiratory (1)	10	3	13	7	3	9
Non-Opioid Pain, Bone and Dermatology
Arcoxia	—	62	62	—	75	75
Fosamax	1	32	33	1	38	40
Diprospan	—	30	30	—	29	29
Vtama	20	4	24	—	—	—
Other Non-Opioid Pain, Bone and Dermatology (1)	4	65	68	5	68	72
Other
Propecia	1	24	26	2	21	23
Emgality/Rayvow	—	32	32	—	10	10
Proscar	—	24	24	—	26	26
Other (1)	3	76	78	5	79	84
Other (2)	—	22	22	—	29	29
Revenues	$412	$1,101	$1,513	$371	$1,251	$1,622

Totals may not foot due to rounding. Trademarks appearing above in italics are trademarks of, or are used under license by, the Organon group of companies.

(1) Includes sales of products not listed separately.

(2) Other includes manufacturing sales to third parties.

TABLE 3

Organon & Co.

Sales by geographic area

(Unaudited, $ in millions)

	Three Months Ended March 31,
	2025	2024
Europe and Canada	$376	$450
United States	412	371
Asia Pacific and Japan	251	287
China	204	206
Latin America, Middle East, Russia, and Africa	240	274
Other (1)	30	34
Revenues	$1,513	$1,622

(1) Other includes manufacturing sales to third parties.

TABLE 4

Organon & Co.
 Reconciliation of GAAP Reported to Non-GAAP Adjusted Metrics
 (Unaudited, $ in millions)

	Three Months Ended March 31,
	2025	2024
GAAP Gross Profit	$841	$957
Adjusted for:
Spin-related costs (1)	—	3
Manufacturing network costs (2)	29	10
Stock-based compensation	4	4
Amortization	50	33
Acquisition-related costs (3)	9	—
Other	1	—
Adjusted Non-GAAP Gross Profit	$934	$1,007

(1) Spin-related costs include costs from the separation of Merck & Co., Inc., Rahway, NJ, US. For additional details refer to Table 5.

(2) Manufacturing network related costs include costs from exiting manufacturing and supply agreements with Merck & Co., Inc., Rahway NJ, US. For additional details refer to Table 5.

(3) Acquisition-related costs relate to costs from the acquisition of Dermavant. For additional details refer to Table 5.

	Three Months Ended March 31,
	2025	2024
GAAP Gross Margin	55.6%	59.0%
Total impact of Non-GAAP adjustments	6.1%	3.1%
Adjusted Non-GAAP Gross Margin	61.7%	62.1%

	Three Months Ended March 31,
	2025	2024
GAAP Selling, general and administrative expenses	$420	$431
Adjusted for:
Spin-related costs (1)	—	(40)
Stock-based compensation	(16)	(18)
Restructuring related charges	(6)	—
Other	(3)	—
Adjusted Non-GAAP Selling, general and administrative expenses	$395	$373

(1) Spin-related costs include costs from the separation of Merck & Co., Inc., Rahway, NJ, US. For additional details refer to Table 5.

TABLE 4

Organon & Co.
Reconciliation of GAAP Reported to Non-GAAP Adjusted Metrics (Continued)
 (Unaudited, $ in millions except per share amounts)

	Three Months Ended March 31,
	2025	2024
GAAP Research and development expenses	$96	$112
Adjusted for:
Spin-related costs (1)	—	(2)
Manufacturing network costs (2)	(3)	—
Stock-based compensation	(4)	(4)
Other	(1)	—
Adjusted Non-GAAP Research and development expenses	$88	$106

(1) Spin-related costs include costs from the separation of Merck & Co., Inc., Rahway, NJ, US. For additional details refer to Table 5.

(2) Manufacturing network related costs include costs from exiting manufacturing and supply agreements with Merck & Co., Inc., Rahway NJ, US. For additional details refer to Table 5.

	Three Months Ended March 31,
	2025	2024
GAAP Reported Net Income	$87	$201
Adjusted for:
Cost of sales adjustments	93	50
Selling, general and administrative adjustments	25	58
Research and development adjustments	8	6
Restructuring	86	23
Change in fair value of contingent consideration	11	—
Other expense, net	4	4
Tax impact on adjustments above(1)	(49)	(27)
Non-GAAP Adjusted Net Income	$265	$315

(1) For the three months ended March 31, 2025 and 2024, the GAAP income tax rates were 13.4% and 14.7%, respectively, and the non-GAAP income tax rates were 19.2% and 16.4%, respectively. These adjustments represent the estimated tax impacts on the reconciling items by applying the statutory rate and applicable law of the originating territory of the non-GAAP adjustments.

	Three Months Ended March 31,
	2025	2024
GAAP Diluted Earnings per Share	$0.33	$0.78
Total impact of Non-GAAP adjustments	0.69	0.44
Non-GAAP Diluted Earnings per Share	$1.02	$1.22

TABLE 5

Organon & Co.

Reconciliation of GAAP Net Income to Non-GAAP Adjusted EBITDA

(Unaudited, $ in millions)

	Three Months Ended March 31,
	2025	2024
GAAP Reported Net Income	$87	$201
Depreciation (1)	32	30
Amortization	50	33
Interest expense	124	131
Income tax expense	14	35
EBITDA (Non-GAAP)	$307	$430
Restructuring and related charges	92	23
Spin-related costs (2)	—	49
Manufacturing network related (3)	36	10
Acquisition-related costs (4)	9	—
Change in contingent consideration	11	—
Other costs	5	—
Stock-based compensation	24	26
Adjusted EBITDA (Non-GAAP)	$484	$538
Adjusted EBITDA margin (Non-GAAP)	32.0%	33.2%

(1) Excludes accelerated depreciation included in one-time costs.
(2) Spin-related costs reflect certain costs incurred in connection with activities taken to separate Organon from Merck & Co., Inc., Rahway, NJ, US. These costs include, but are not limited to, $21 million for the three months ended March 31, 2024, for information technology infrastructure, primarily related to the implementation of a stand-alone enterprise resource planning system and redundant software licensing costs, as well as $14 million for the three months ended March 31, 2024, associated with temporary transition service agreements with Merck & Co., Inc., Rahway, NJ, US.
(3) Manufacturing network related costs, including exiting of temporary manufacturing and supply agreements with Merck & Co., Inc., Rahway, NJ, US, reflect accelerated depreciation, exit premiums, technology transfer costs, stability and qualification batch costs, and third-party contractor costs.
(4) Acquisition related costs for the three months ended March 31, 2025, reflect the amortization pertaining to the fair value inventory purchase accounting adjustment for the Dermavant transaction.

As the costs described in (1) through (4) above are directly related to the separation of Organon and acquisition related activities and therefore arise from a one-time event outside of the ordinary course of the company’s operations, the adjustment of these items provides meaningful, supplemental, information that the company believes will enhance an investor's understanding of the company's ongoing operating performance.